UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2009

HOMELAND RESOURCES LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-147501 (Commission File Number)	26-0841675 (IRS Employer Identification No.)

6801 Los Trechos NE, Albuquerque New Mexico           87109
                     (Address of principal executive offices)              (Zip Code)

(505) 264-0600
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 25, 2009, the OTC Bulletin Board announced that on July 1, 2009, 54,000,000 shares of common stock will be issued to shareholders of record as of June 30, 2009 to implement a 10-for-1 forward stock split.  The number of issued and outstanding shares of common stock will increase from 6,000,000 to 60,000,000.

The registrant filed a Certificate of Change Pursuant to NRS 78.209 which will increase the number of authorized shares of common stock from 75,000,000 shares at a par value of $0.001 per share to 750,000,000 shares at a par value of $0.0001 per share effective July 1, 2009.  On that date, each outstanding share of common stock will be converted into ten (10) shares of common stock.

Item 9.01         Financial Statements and Exhibits

Regulation S-K Number	Document
3.1	Certificate of Change Pursuant to NRS 78.209

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND RESOURCES LTD.
June 29, 2009	By: /s/ Armando Garcia Armando Garcia, President

EXHIBIT INDEX

Regulation S-K Number	Document
3.1	Certificate of Change Pursuant to NRS 78.209